UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

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Filed by a Party other than the Registrant    ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

DDi Corp.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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DDi Corp.
1220 Simon Circle
Anaheim, California 92806

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

We cordially invite you to attend a Special Meeting of Stockholders. This Special Meeting will be held at 10:00 a.m., California time, on Friday, October 18, 2002, at the corporate headquarters of DDi Corp. located at 1220 Simon Circle, Anaheim, California 92806, for the following purpose:

1.
To approve an amendment to our Certificate of Incorporation which will effect a reverse stock split of the Company’s outstanding Common Stock by a ratio of not less than one-for-         and not more than one-for-        , with the exact ratio to be set at a whole number within this range determined by the Board of Directors in its discretion and authorizing the Board of Directors to file such amendment; and

2.	To transact any other business properly presented at the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on October 1, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Special Meeting.

You are cordially invited to be present and to vote at this Special Meeting in person. However, you are also requested to return a proxy as promptly as possible either by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope or by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. In the event you have returned a proxy, but elect to attend this Special Meeting and vote in person, you will be entitled to vote.

By Order of the Board of Directors,

Joseph P. Gisch
Secretary

Anaheim, California
October     , 2002

DDi Corp.
1220 Simon Circle
Anaheim, California 92806

PROXY STATEMENT

The Board of Directors of DDi Corp. (the “Company”) is soliciting proxies to be voted at the Special Meeting of Stockholders of the Company to be held on Friday, October 18, 2002, at the corporate headquarters of DDi Corp. located at 1220 Simon Circle, Anaheim, California 92806, at 8:00 a.m., California time, and at any adjournments thereof (the “Special Meeting” or the “Meeting”), for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders and described herein. This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is October             , 2002.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Who May Vote

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on October 1, 2002, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting (the “Record Date”). The only outstanding class of stock of the Company is its Common Stock, par value $.01 per share (“Common Stock”). At the Record Date,                  shares of Common Stock were outstanding. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters.

How To Vote

The Company encourages you to vote promptly. You may vote in one of the following ways:

By Mail.    If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

By Telephone.    If you are located in the U.S., you can vote your proxy by calling the toll-free telephone number on the enclosed proxy card. You may vote your proxy by telephone 24 hours a day through 1:00 p.m. Pacific Time, Thursday, October 17, 2002. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return the enclosed proxy card.

By Internet.    You can also vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. You may vote your proxy by the Internet 24 hours a day through 1:00 p.m. Pacific Time, Thursday, October 17, 2002. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. You may incur costs such as telephone and Internet access charges if you vote by the Internet.

At the Special Meeting.    The way you vote your shares now will not limit your right to change your vote at the Special Meeting if you attend in person.

All shares that have been properly voted and not revoked will be voted at the Special Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocability of Proxy

You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, Joseph P. Gisch, at or prior to the Special Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked, (b) providing subsequent telephone or Internet voting instructions or (c) voting in person at the Special Meeting. Mere attendance at the Special Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted

All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted “FOR” approval of the amendments to the Company’s Certificate of Incorporation to effect a reverse stock split of the outstanding Common Stock by a ratio of not less than one-for-             and not more than one-for-            , with the exact ratio to be set at a whole number within this range determined by the Board of Directors in its discretion. As to any other business which may properly come before the Special Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

Voting, Quorum and Broker Non-Votes

Shares of Common Stock will be counted as present at the Special Meeting if the stockholder is present and votes in person at the Meeting or has properly submitted a proxy (including a proxy submitted by telephone or the Internet). A majority of the Company’s outstanding shares entitled to vote as of the Record Date must be present at the Special Meeting in order to hold the Meeting and conduct business. This is called a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Special Meeting. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required for the adoption of the proposal. Abstentions will be counted as votes against the proposal. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on the proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Non-votes will be counted as votes against the proposal.

Expenses and Method of Solicitation

The expenses of soliciting proxies for the Special Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities. The Board has authorized the Company to retain the services of Mellon Investor Services to solicit proxies in connection with the Special Meeting if, in the view of our management, it is deemed necessary. The Company has not engaged Mellon Investor Services at this time; however, to the extent it decides to do so, the fee for such services is expected to be approximately $                , plus out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table contains certain information as of the Record Date regarding (a) the Company’s Chief Executive Officer; (b) the Company’s four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal 2001; (c) two additional individuals for whom such disclosure would have been provided under clause (b) above but for the fact that the individuals were not serving executive officers of the Company at the end of fiscal 2001; (d) all persons who were the beneficial owners of more than 5% of the outstanding shares of Common Stock; (e) each of the directors of the Company; and (f) all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the Securities and Exchange Commission, or based upon the actual knowledge of the Company.

	Amount and Nature of Beneficial Ownership(1)
Name	Number of Shares Owned(2)	Right to Acquire(3)	Percent of Class(1)(2)(3)
Principal Stockholders:
Capital Research & Management (4)	5,790,000	666,670	13.3%
Entities Affiliated with Franklin Advisors, Inc. (5)	5,001,675	—	10.4%
SMALLCAP World Fund, Inc. (4)	3,100,000	—	6.5%
Putnam Investments LLC (6)	2,933,462	—	6.1%
Bain Capital Funds (7)	2,717,515	49,162	5.8%
Masters Capital Management, LLC and Michael Masters	2,460,700	—	5.1%
Directors and Executive Officers:
Bruce D. McMaster	1,125,797	175,148	2.7%
Mark R. Benham (8)	740,359	26,575	1.6%
Prescott Ashe (9)	721,533	7,716	1.5%
Stephen M. Zide (10)	720,287	7,716	1.5%
Stephen G. Pagliuca (11)	719,371	7,716	1.5%
Edward W. Conard (11)	719,371	7,716	1.5%
David Dominik (11)	719,371	7,716	1.5%
Charles Dimick (12)	714,687	228,245	2.0%
John Peters (13)	201,783	9,668	*
Terry Wright	179,513	63,669	*
Gregory Halvorson	147,942	94,707	*
Joseph P. Gisch	139,847	89,383	*
Murray Kenney	24,513	5,000	*
Michael Moisan	7,481	62,207	*
Robert Guezuraga	2,000	5,000	*
All Directors and Executive Officers as a group (13 persons)	2,818,459	529,200	6.9%

*	Indicates beneficial ownership of less than 1% of the issued and outstanding Common Stock.

(1)	Subject to applicable community property and similar statutes.

(2)	Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3)	Shares that can be acquired through stock option exercises through November 30, 2002 (within 60 days of the Record Date). These shares are referred to herein as “Stock Option Shares.”

(4)	The mailing address for such stockholder is 333 South Hope Street, Los Angeles, California 90071.

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

(5)
Represents securities beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by the following and indirect investment advisory subsidiaries (the “Advisor Subsidiaries”) of Franklin Resources, Inc. (“FRI”): (a) Franklin Advisers, Inc. beneficially holds 3,587,700 shares; and (b) Franklin Private Client Group, Inc. beneficially holds 1,133,828 shares. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal FRI Shareholders”) each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal FRI Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal FRI Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities. The mailing address for such stockholder is One Franklin Parkway, San Mateo, California 94403.

(6)
Represents shares held by the following two subsidiaries of Putnam Investments, LLC which are registered investment advisers, which in turn include securities beneficially held by clients of such investment advisers: (a) Putnam Investment Management, LLC holds 2,159,271 shares; and (b) The Putnam Advisory Company, LLC holds 774,191 shares. The mailing address for such stockholder is One Post Office Square, Boston, Massachusetts 02109.

(7)
Includes shares of Common Stock, and warrants to purchase shares of Common Stock, owned by Bain Capital Fund V (“Fund V”), L.P.; Bain Capital Fund V-B, L.P. (“Fund V-B”); BCIP Associates (“BCIP”); and BCIP Trust Associates, L.P (“BCIP Trust”). Fund V beneficially owns 563,524 of these shares. Fund V has sole voting and sole dispositive power with respect to such shares. Fund V-B beneficially owns 1,476,066 of these shares. Fund V-B has sole voting and sole dispositive power with respect to such shares. Bain Capital Partners V, L.P. (“Bain Partners V”), as the sole general partner of Fund V and Fund V-B, may be deemed to share voting and dispositive power with respect to the shares currently held by Fund V and Fund V-B. Bain Capital Investors, LLC (“Bain Investors”), as the sole general partner of Bain Partners V, may be deemed to share voting and dispositive power with respect to the shares currently held by Fund V and Fund V-B. BCIP beneficially owns 506,329 of these shares. BCIP has sole voting and sole dispositive power with respect to such shares. BCIP Trust beneficially owns 220,578 of these shares. BCIP Trust has sole voting and sole dispositive power with respect to such shares. Bain Investors is the sole member of the Management Committee of each of BCIP and BCIP Trust, and may be deemed to share voting and dispositive power with respect to the shares currently held by BCIP and BCIP Trust. The address of the Bain Funds is c/o Bain Capital Partners, LLC, III Huntington Avenue, Boston, Massachusetts 02199.

(8)
Mr. Benham directly holds 147,592 shares of Common Stock. Beneficial ownership also includes 592,767 shares of Common Stock and warrants to purchase 26,575 shares of Common Stock owned by Celerity Details, L.L.C., Celerity Liquids, L.L.C. and Celerity Dynamo, L.L.C. Mr. Benham is a managing member of Celerity Partners, L.L.C., which controls each of Celerity Details, L.L.C., Celerity Liquids, L.L.C. and Celerity Dynamo, L.L.C. and, accordingly, may be deemed to have shared investment and voting power with respect to the shares and warrants owned by Celerity Details, L.L.C., Celerity Liquids, L.L.C. and Celerity Dynamo, L.L.C. Mr. Benham disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest. The address of Mr. Benham is c/o Celerity Partners, 11111 Santa Monica Boulevard, Suite 1127, Los Angeles, California 90025.

(9)
Mr. Ashe directly holds 2,162 shares of Common Stock. The additional shares of Common Stock and warrants included in the table represent securities held by BCIP and BCIP Trust. Mr. Ashe is a partner of BCIP and BCIP Trust and accordingly, may be deemed to beneficially own securities owned by such entities. Mr. Ashe has neither investment or voting power over these securities. Mr. Ashe disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest.

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

(10)
Mr. Zide directly holds 916 shares of Common Stock. The additional shares of Common Stock and warrants included in the table represent securities held by BCIP and BCIP Trust. Mr. Zide is a partner of BCIP and BCIP Trust and, accordingly, may be deemed to beneficially own securities owned by such entities. Mr. Zide has neither investment or voting power over these securities. Mr. Zide disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest.

(11)
The shares of Common Stock and warrants included in the table represent shares held by BCIP and BCIP Trust. Messrs. Conard and Pagliuca are each Managing Directors of Bain Capital Partners, LLC and general partners of BCIP and BCIP Trust, and Mr. Dominik is a general partner of BCIP and BCIP Trust. Accordingly, each of Messrs. Conard, Pagliuca and Dominik may be deemed to beneficially own shares and warrants owned by such entities. None of Messrs. Conrad, Pagliuca and Dominik has investment or voting power over these securities. Each of Messrs. Conard, Pagliuca and Dominik disclaims beneficial ownership of any such shares and warrants in which they do not have a pecuniary interest.

(12)	Includes 7,802 shares of Common Stock held by Mr. Dimick’s minor child and 454,546 shares of Common Stock held by Dimick 2001, LLC.

(13)	Includes 900 shares of Common Stock held by Mr. Peters’s minor child.

Submission of Stockholder Proposals for the 2003 Annual Meeting

Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

If you want the Company to consider including a proposal in the Company’s proxy materials relating to the annual meeting of stockholders to be held in the year 2003, you must submit such proposal to the Company no later than December 18, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the Company will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. You should direct any such stockholder proposals to the attention of the Secretary of the Company at the Company’s address set forth on the first page of this Proxy Statement.

With respect to any proposal that one of the Company’s stockholders presents an annual meeting of stockholders that is not submitted for inclusion in the Company’s proxy materials, to be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. With respect to any proposal that a stockholder of the Company presents at the 2003 Annual Meeting of Stockholders that is not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such Annual Meeting of Stockholders will confer discretionary voting authority to vote on such stockholder proposal unless (a) the Company is notified of such proposal no later than March 15, 2003, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

PROPOSAL TO APPROVE REVERSE STOCK SPLIT

At the Special Meeting, stockholders will be asked to approve an amendment of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), in order to effect a reverse stock split of the Common Stock. If the stockholders approve the Proposal, the Board of Directors will have the authority, in its sole discretion, to file this amendment.

Background

The Board of Directors has approved and is hereby soliciting stockholder approval of an amendment to the Certificate of Incorporation to effect a reverse stock split in the range from 1:             to 1:             in the form set forth in Appendix A to this proxy statement (the “Amendment”). A vote FOR the Proposal will include approval of a 1:            , 1:            , 1:             and 1:             reverse stock split of the Company’s outstanding Common Stock and will grant the Board of Directors the authority to select which of the approved exchange ratios within that range will be implemented. The par value of the Common Stock would remain unchanged at $0.01 per share, and the number of authorized shares of Common Stock would remain unchanged. If the stockholders approve this Proposal, the Board of Directors will have the authority, in its sole discretion, and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Amendment with the Delaware Secretary of State at any time after the approval of the Amendment and on or before April 30, 2003. The Board of Directors believes that approval of a proposal granting this discretion to the Board, rather than approval of an immediate reverse stock split at a specified ratio, provides the Board with the maximum flexibility to react to current market conditions in the best interests of the Company and its stockholders.

The Board of Directors has approved the Amendment for adoption by the stockholders because it believes that the reverse stock split is in the best interests of the Company and its stockholders. However, the Board of Directors reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to decide not to proceed with the filing of the Amendment and the reverse stock split, if at any time prior to the filing of the Amendment it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company and the stockholders.

By approving the Proposal, the Company’s stockholders will be authorizing the Board to implement the reverse stock split at any time on or before April 30, 2003 or to abandon the reverse stock split at any time prior to implementation. If the Amendment has not been filed with the Delaware Secretary of State by the close of business on April 30, 2003, the Board will either re-solicit stockholder approval or abandon the reverse stock split.

Purpose of the Reverse Stock Split

The Common Stock is currently quoted on The Nasdaq Stock Market’s National Market (“The Nasdaq National Market”) under the symbol “DDIC.” The primary reasons the reverse stock split is being proposed are to maintain the eligibility of the Common Stock for listing on The Nasdaq National Market and to increase the Common Stock’s attractiveness to potential investors. In order to maintain our listing on The Nasdaq National Market, the minimum daily closing bid price per share of the Common Stock must be $1.00 or greater. On August 5, 2002, Nasdaq notified us that the Common Stock had failed to maintain a minimum closing bid price greater than or equal to $1.00 for thirty (30) consecutive trading days. This failure to comply with this requirement for continued listing on The Nasdaq National Market subjects the Common Stock to possible delisting. Accordingly, the Company was provided until November 4, 2002 to regain compliance with this requirement. Based on recent trading prices, we anticipate that, if we effect the reverse stock split, the Common Stock will trade higher than $1.00 per share. In order to regain compliance with this requirement, the closing bid price of the Common Stock must have been at or above $1.00 per share for a minimum of ten (10) consecutive trading days (or longer, in Nasdaq’s discretion) at any time prior to November 4, 2002. If the Proposal is not approved, it is possible that the Common Stock will cease to be listed and traded on The Nasdaq National Market. Such delisting would significantly and adversely affect the trading in and liquidity of the Common Stock.

The Board has considered the potential harm to the Company of a delisting from The Nasdaq National Market and has determined that a reverse stock split of the Common Stock is the best way of achieving compliance with Nasdaq’s $1.00 minimum bid price requirement. As a result, the Board has authorized the Amendment to effect a reverse stock split to be implemented for the purpose of increasing the market price of the Common Stock above Nasdaq’s minimum bid price requirement of $1.00.

Risks Associated with the Reverse Stock Split

The market price for the Common Stock may not remain over $1.00 per share after the reverse stock split. While the Board of Directors believes that the Common Stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price of the Common Stock prior to the reverse stock split times the selected reverse stock split ratio. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. Even if the closing bid price of the Common Stock exceeds $1.00 for ten consecutive trading days prior to November 4, 2002, Nasdaq has retained discretion to require a longer period before determining that the Company is in compliance with the $1.00 minimum bid requirement for continued listing. Because we cannot predict what action, if any, Nasdaq may take with respect to extending the period of time that the closing bid price of the Common Stock must exceed $1.00, there can be no assurance that the reverse stock split will result in the Company complying with the $1.00 minimum bid requirement for continued listing.

Even if the Company satisfies Nasdaq’s $1.00 minimum bid price requirement, the Company must continue to satisfy other Nasdaq maintenance standards to remain on The Nasdaq National Market. In order for Common Stock to continue to be quoted on The Nasdaq National Market, it must satisfy various listing maintenance standards established by Nasdaq. In addition to a minimum bid price of at least $1.00 per share, the Company is required to have (a) at least 750,000 shares publicly held by persons other than officers, directors and beneficial owners of greater than 10% of the Company’s total outstanding shares; (b) a market value of publicly held shares of at least $5 million; (c) at least 400 stockholders who own at least 100 shares; and (d) stockholder’s equity of at least $10 million. We cannot offer any assurance that the Common Stock will continue to meet The Nasdaq National Market continued listing requirements following the reverse stock split.

The market price of the Common Stock and the Company’s stockholder equity is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding. Factors that may cause the Company’s stockholder equity and the market price of the Common Stock to decline include: (a) changes in general economic conditions in the markets in which the Company may compete and fluctuations in demand in the electronics industry; (b) success of the Company’s restructuring efforts; (c) the ability of the Company to sustain historical margins as the industry develops; (d) increased competition; (e) increased costs; (f) loss or retirement of key members of management; (g) increases in the Company’s cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and (h) adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. In addition to the items specifically discussed above, our business and results of operations are subject to the risks and uncertainties described from time-to-time in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission.

Effective Date of the Reverse Stock Split

If this Proposal is approved by the stockholders, the reverse stock split will become effective at such time as the Company files a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of

State, which may take place at any time on or before April 30, 2003. Before the Company files the Certificate of Amendment, the Board of Directors must approve the final reverse stock split ratio. Even if the reverse stock split is approved by the stockholders, the Board of Directors has discretion to decline to carry out the reverse stock split if it determines that the reverse stock split is not necessary to avoid the delisting of the Common Stock or if it determines that the reverse stock split will not be beneficial for any other reason.

Exchange of Stock Certificates and Payment for Fractional Shares

If the Proposal is approved by our stockholders and the Board of Directors continues to believe that the reverse stock split is in the best interests of the Company and its stockholders, the exchange of shares of the Common Stock will occur on the date that we file the Amendment with the Secretary of State of the State of Delaware without any further action on the part of our stockholders and without regard to the date that any stockholder physically surrenders the stockholder’s certificates representing pre-split shares of Common Stock for certificates representing post-split shares. As soon as practicable after the effective date of the Amendment, the Company’s transfer agent, Mellon Investor Services, will mail transmittal forms to each holder of record of certificates formerly representing shares of the Common Stock that will be used in forwarding certificates for surrender and exchange for certificates representing the number of shares of the Common Stock the holder is entitled to receive as a consequence of the reverse stock split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

After receipt of a transmittal form, each holder should surrender the certificates formerly representing shares of the Common Stock and will receive in exchange therefor certificates representing the number of shares of the Common Stock to which the holder is entitled. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Stockholders should not send in certificates until they receive a transmittal form from the Company’s transfer agent. In connection with the reverse stock split, the Common Stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of our post-split Common Stock.

In the event that the number of shares of post-split Common Stock for any stockholder includes a fraction, we will pay that stockholder, in lieu of issuing fractional shares, a cash amount (without interest) equal to the fair market value of such fraction of a share which would otherwise result from the reverse stock split, based upon the average of the closing bid prices of the Common Stock as reported on The Nasdaq National Market during each of the five (5) trading days preceding the effective date of the Amendment. This cash payment represents merely a mechanical rounding off of the fractions in the exchange, and is not a separately bargained-for consideration. Similarly, no fractional shares will be issued on the exercise of outstanding warrants and options or the conversion of convertible notes, except as otherwise expressly specified in the documents governing such warrants, options and notes.

As of the effective date of the Amendment, each certificate representing pre-split shares of Common Stock will, until surrendered and exchanged as described above, be deemed cancelled and, for all corporate purposes, will be deemed to represent only the number of post-split shares of Common Stock and the right to receive the amount of cash for any fractional shares as a result of the reverse stock split. However, a stockholder will not be entitled to receive any dividends or other distributions payable by the Company after the Amendment is effective until that stockholder surrenders and exchanges their certificates. If there are any dividends or distributions, they will be withheld, accumulate and be paid to each stockholder, without interest, once that stockholder surrenders in exchange his, her or its certificates.

Federal Income Tax Consequences

The following discussion is a summary of the material anticipated federal income tax consequences of a reverse stock split of the issued and outstanding shares of Common Stock within the range specified above. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations thereunder, judicial decisions and current administrative rulings, authorities and practices, all as amended and in effect on the date of this proxy statement. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described below. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested or will be requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the reverse stock split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to holders who may be subject to special treatment under the federal income tax laws (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax exempt entities). In addition, this summary does not address any consequences of the reverse stock split under any state, local or foreign tax laws. As a result, it is the responsibility of each stockholder to obtain and rely on advice from his, her or its tax advisor as to, but not limited to, the following: (a) the effect on his, her or its tax situation of the reverse stock split, including, but not limited to, the application and effect of state, local and foreign income and other tax laws; (b) the effect of possible future legislation or regulations; and (c) the reporting of information required in connection with the reverse stock split on his, her or its own tax returns. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

The Company believes that the reverse stock split will constitute a tax-free recapitalization under the Code and that we should not recognize any gain or loss as a result of the reverse stock split. In addition, stockholders should not recognize any gain or loss if they receive only Common Stock upon the reverse stock split. If a stockholder receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset, the stockholder generally will recognize capital gain or loss equal to the difference, if any, between the cash received and the stockholder’s basis in the fractional share. For this purpose, a stockholder’s basis in the fractional share of Common Stock will be determined in the manner described below as if the stockholder actually received the fractional share. However, under unusual circumstances, cash received in lieu of a fractional share might possibly be deemed a dividend. The stockholder should consult a tax advisor to determine which of these treatments will apply upon the receipt of cash in lieu of a fractional share of Common Stock.

The Company further believes that a stockholder’s aggregate basis of his, her or its post-split shares of Common Stock will equal his, her or its aggregate basis in the pre-split shares of Common Stock owned by that stockholder that are exchanged for the post-split shares of Common Stock. Generally, the aggregate basis will be allocated among the post-split shares on a pro rata basis. However, if a stockholder has used the specific identification method to identify his, her or its basis in pre-split shares of Common Stock surrendered in the reverse stock split, the stockholder should consult a tax advisor to determine his, her or its basis in the post-split shares. The holding period of the post-split Common Stock received by a stockholder will generally include the stockholder’s holding period for the shares of pre-split Common Stock with respect to which post-split shares of Common Stock are issued, provided that the shares of pre-split Common Stock were held as a capital asset on the date of the exchange.

Accounting Effects of the Reverse Stock Split

Following the effective date of the reverse stock split, the par value of the Common Stock will remain at $0.01 per share. The number of outstanding shares of Common Stock will be reduced by the reverse stock split ratio selected by the Board of Directors, taking into account such additional decrease resulting from our repurchase of fractional shares that otherwise would result from the reverse stock split. Accordingly, the aggregate par value of the issued and outstanding shares of the Common Stock, and therefore the stated capital associated with the Common Stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the reverse stock split is effected, all share and per share information in the Company’s financial statements will be restated

to reflect the reverse stock split for all periods presented in our future filings, after the effective date of the Amendment, with the Securities and Exchange Commission and The Nasdaq National Market. Stockholders’ equity will remain unchanged.

No Dissenters’ Rights

Under Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Effects of the Reverse Stock Split

Corporate Matters.    If approved and effected, the reverse stock split would have the following effects:

•
depending on the exact reverse stock split ratio selected by the Board of Directors, between              and              shares of Common Stock owned by a stockholder before the reverse stock split would be exchanged for one (1) share of Common Stock;

•
based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;

•
based on the reverse stock split ratio selected by the Board of Directors, a proportionate adjustment to the conversion price of the Company’s outstanding 5.25% Convertible Subordinated Notes due 2008, which will result in the holders of such notes being entitled to receive upon conversion the number of shares of the Common Stock which the holder would have owned on a post-split basis had such note been converted immediately prior to the reverse stock split, in accordance with the terms of the indenture pursuant to which the notes were issued;

•
based on the reverse stock split ratio selected by the Board of Directors, a proportionate adjustment to the conversion price of the Company’s outstanding 6.25% Convertible Subordinated Notes due 2007, which will result in the holders of such notes being entitled to receive upon conversion the number of shares of the Common Stock which the holder would have owned on a post-split basis had such note been converted immediately prior to the reverse stock split, in accordance with the terms of the indenture pursuant to which the notes were issued; and

•
the number of shares reserved for issuance under the Company’s existing stock option plans and employee stock purchase plans will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

The following table shows the effect of the reverse stock split at the minimum split ratio and the maximum split ratio (this table is not exhaustive of all possible reverse stock splits that fall within the Board-approved range and is intended only for illustrative purposes).

	Before Reverse Stock Split	After Reverse Stock Split
		One-for- Ratio	One-for- Ratio
Common Stock Outstanding

Shares of Common Stock issuable upon exercise of outstanding options and warrants

Shares of Common Stock issuable upon conversion of 5.25% Convertible Subordinated Notes due 2008 Notes

Shares of Common Stock issuable upon conversion of outstanding of 6.25% Convertible Subordinated Notes due 2007 Notes

Shares of Common Stock remaining available for future issuance under the Company’s 2000 Equity Incentive Plan

Authorized Shares of Common Stock

If approved and effected, the reverse stock split will be effected simultaneously for all of the Common Stock and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company’s stockholders uniformly. The reverse stock split will not change the terms of the Common Stock. The shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects after the reverse stock split. No stockholder’s percentage ownership of Common Stock will be altered except for the effect of the elimination of fractional shares.

Market Price and Liquidity of Common Stock.    Although the Board believes that the reverse stock split will have the effect of immediately increasing the per share market price of the Common Stock above $1.00, thereby allowing the Common Stock to qualify for continued listing on the Nasdaq National Market, the Board cannot be certain how long a per share market price of above $1.00 will be maintained. The Board believes that a higher share price might generate additional interest in the Common Stock among investors who would look upon a stock trading below $1.00 as unduly speculative in nature, and, as a matter of policy or practice, avoid investments in these stocks. However, while the Board believes that the reverse stock split might cause shares of the Common Stock to immediately trade at higher prices than those that have prevailed in recent fiscal quarters, the Company cannot predict with accuracy the actual effect of the reverse stock split upon the market price for the Common Stock. The Company cannot guarantee that the price of the Common Stock after the reverse stock split will increase proportionately to the decrease in the number of outstanding shares. There are numerous factors and contingencies that could adversely affect the value of the Common Stock, including prevailing economic or market conditions, and the Company’s reported results of operations in future fiscal periods. Therefore, the Company cannot provide assurances that following the reverse stock split the shares of the Common Stock will continue to trade at a price that would satisfy the listing maintenance requirements for the Nasdaq National Market.

The liquidity of the Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own “odd lots,” which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

Number of Stockholders; Exchange Act Registration.    The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. Depending on the reverse stock split ratio selected by the Board of Directors, certain holders of Common Stock may no longer hold any whole shares of Common Stock. These holders, to whom the Company will pay a cash amount in lieu of issuing fractional shares, will cease to be stockholders of the Company. Notwithstanding the fact that the total number of record holders of Common Stock would be reduced by a reverse stock split, the purpose of the proposed stock split is not to reduce the number of record holders. The reverse stock split is not part of a contemplated “going private” transaction under Rule 13e-3 of the Exchange Act, and the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

Authorized Shares.    Because the Company’s authorized Common Stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the reverse stock split. These shares may be issued by the Company’s Board of Directors in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

The board of directors unanimously recommends that the stockholders vote “FOR” the approval of the amendments to the certificate of incorporation to effect a reverse stock split of the outstanding shares of common stock.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other that stated in the Notice of Special Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Joseph P. Gisch
Secretary

Anaheim, California
October     , 2002

Appendix A

PROPOSED AMENDMENT TO ARTICLE V OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Section 3 set forth in the following resolutions would be added to Article V of the Company’s Certificate of Incorporation, as amended, to effect the reverse stock split. The following section would become effective only upon affirmative action by the Board of Directors on or before April 30, 2003, setting the split ratio at between one-for-             and one-for-            . The Board of Directors has the authority to determine not to make the following section effective.

RESOLVED, that Article V of the Company’s Certificate of Incorporation, as amended, be amended to include a new Section 3 as follows:

3.    Upon the date the Certificate of Amendment, including this Section 3, is filed with the Secretary of State of the State of Delaware, each [*] shares of issued and outstanding shares of Common Stock of this Corporation shall be automatically combined into one share of Common Stock of this Corporation (the “Reverse Stock Split”). In lieu of the issuance of any fractional shares that would otherwise result from the Reverse Stock Split, the Corporation shall pay the cash value of fractions of a share determined by the average closing price of the Common Stock for the five (5) trading days immediately preceding the Effective Date multiplied by the fractional interest. Following the effectiveness of this Certificate of Amendment, certificates representing the shares of Common Stock to be outstanding thereafter shall be exchanged for certificates now outstanding pursuant to procedures adopted by the Corporation’s Board of Directors and communicated to those who are to receive new certificates; and

FURTHER RESOLVED, that any time prior to the effectiveness of the foregoing amendment, without further action by the stockholders, the Board or Directors may abandon such amendment, or any part thereof authorizing a combination of shares of Common Stock on a basis which the Board of Directors determines is not in the best interests of the Corporation and its stockholders.

*
By approving this amendment stockholders will approve the combination of any whole number of shares of common stock between and including              and              into one share. The certificate of amendment filed with the Delaware Secretary of State will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

PROXY	PROXY

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS OF
DDI CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of DDi Corp., a Delaware corporation (the “Company”), hereby appoints Bruce D. McMaster, Joseph P. Gisch, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held on October 18, 2002, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on October 1, 2002, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSAL AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone: simply follow the instructions on the reverse side of this card.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

FOLD AND DETACH HERE

THE PROPOSAL HAS BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.	Please mark vote as indicated in this example using dark ink only.	☒

REVERSE STOCK SPLIT:	For	Against	Abstain

To approve an amendment to our Certificate of Incorporation which will effect a reverse stock split of the Company’s outstanding Common Stock by a ratio of not less than one-for-         and not more than one-for-        , with the exact ratio to be set at a whole number within this range determined by the Board of Directors in its discretion and authorizing the Board of Directors to file such amendment.
	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

☐    I plan to attend the Special Meeting

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date:
Signature

FOLD AND DETACH HERE

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 1:00 PM PACIFIC TIME
ON THURSDAY, OCTOBER 17, 2002.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,
signed and returned your proxy card.

Internet
http://www.___________

Use the Internet to vote your
proxy. Have your proxy card
in hand when you access the
website. You will be prompted
to enter your control number,
located in the box below, to
create and submit an electronic
ballot.
OR
Telephone
1-800-___-_____

Use any touch-tone telephone
to vote your proxy. Have your
proxy card in hand when you
call. You will be prompted to
enter your control number,
located in the box below, and
then follow the directions
given.
	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do
NOT need to mail back your proxy card.

[SCRIPT FOR TELEPHONE VOTING]

Speech 1:

Welcome.
Please enter the control number located in the lower right hand corner of the form.

Speech 1A:

This telephone proxy system allows you to authorize by telephone the voting of your shares. Your vote will not be authorized until you have responded to all of the questions. Voting is explained in the Proxy Statement dated October             , 2002, which you received by mail.

If you encounter difficulties in voting by telephone, please complete the card you received with the Proxy Statement dated October             , 2002, and mail it in the envelope provided to you.

This proxy is solicited on behalf of the Board of Directors of DDi Corp. By responding to these questions, you hereby appoint Bruce D. McMaster, Joseph P. Gisch, or either of them, proxies, each with full power of substitution, for and in your name at the Special Meeting of Stockholders of the Company to be held on October 18, 2002, and at any and all adjournments, to vote all shares of the capital stock of DDi Corp. held of record by you on October 1, 2002, as if you were present and voting the shares. This proxy will be voted as you direct. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

Speech 2:

PROPOSAL TO EFFECT A REVERSE STOCK SPLIT

To vote
FOR, PRESS 1
AGAINST, PRESS 9
ABSTAIN, PRESS 0

Speech 3:

You voted as follows:

[FOR, AGAINST, ABSTAIN] on the PROPOSAL TO EFFECT A REVERSE STOCK SPLIT.

3

If this is correct, PRESS 1 now
If incorrect, PRESS 0.

Closing A

Thank you for voting

Closing B **

Your vote has been canceled. Please try again, or mark, sign and return your proxy.

Speech 4:

If you plan to attend the special meeting, PRESS 1
If not, PRESS 0

**    Closing B – if shareholder indicates their vote was incorrect.

4

[TEXT OF COMPUTER SCREENS FOR INTERNET PROXY VOTING BY REGISTERED SHAREOWNERS]

Screen 1:

[DDi Corp. Logo]      [Mellon Investor Services Logo]

Please click on the proceed button below to continue to the secure voting site.

[Proceed]

Screen 2:

[DDi Corp. Logo]            [Mellon Investor Services Logo]

Please enter the 11-digit control number provided to you.
Do not enter any spaces in the control number field.

[                                ]

[Proceed]

Screen 3:

[DDi Corp. Logo]          [Mellon Investor Services Logo]

PROXY	PROXY

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS OF
DDI CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of DDi Corp., a Delaware corporation (the “Company”), hereby appoints Bruce D. McMaster, Joseph P. Gisch, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held on October 18, 2002, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on October 1, 2002, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSAL AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE PROPOSAL HAS BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

To approve an amendment to our Certificate of Incorporation which will effect a reverse stock split of the Company’s outstanding Common Stock by a ratio of not less than one-for-             and not more than one-for-

5

, with the exact ratio to be set at a whole number within this range determined by the Board of Directors in its discretion and authorizing the Board of Directors to file such amendment.

[            ] For
[            ] Against
[            ] Abstain

Check the box below, if the option applies to you.
[            ] I plan to attend the Special Meeting

To submit your vote please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked.)

[Submit Your Vote]

To change the address of record for your registered shares, please use Mellon Investor Services LLC change of address form.

Screen 4:

[DDi Corp. Logo]          [Mellon Investor Services Logo]

Voter Control Number:

You have voted your proxy in the following manner:

REVERSE STOCK SPLIT

Proposal to effect a reverse stock split

Please review your vote.

If this is not how you intended to vote, please use the Back button on your browser, change your vote and resubmit.

If this is how you intended to vote, please click the Proceed button.

[Proceed]

Screen 5:

[DDi Corp. Logo]          [Mellon Investor Services Logo]

Success! Your vote has been cast and will be tabulated by Mellon Investor Services within 24 hours.

You can now vote another proxy card, or go to [DDi Corp.’s] homepage.

[Vote Another Proxy]

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